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                                                                    EXHIBIT 6(a)

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 7, 1997, with respect to the financial statements of Separate Account VUL-2 of The American Franklin Life Insurance Company as of December 31, 1996 and for the periods noted in the report, and our report dated February 14, 1997 with respect to the balance sheets of The American Franklin Life Insurance Company as of December 31, 1996 and 1995 and the related statements of operations, shareholder's equity and cash flows for the year ended December 31, 1996, the eleven months ended December 31, 1995 and the one month ended January 31, 1995 in this Post-Effective Amendment to the Registration Statement on Form S-6 (No. 33-41838) under the Securities Act of 1933 of Securities of Unit Investment Trusts Registered on Form N-8B-2 and related Prospectus of Separate Account VUL-2 of The American Franklin Life Insurance Company.


                                                      /s/ Ernst & Young LLP

                                                      ERNST & YOUNG LLP

Chicago, Illinois
April 28, 1997